Consent of Independent Registered Public Accounting Firm


The Board of Trustees
Turner Funds:

We consent to the use of our report dated November 17, 2006, incorporated herein by reference, for the Turner Large Cap Growth Fund, one of the funds constituting Turner Funds, as of September 30, 2006, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Registered Public Accountants" and "Financial Statements" in the Statement of Additional Information in the Registration Statement.


                                                        /s/ KPMG LLP

Philadelphia, Pennsylvania
January 26, 2007